EXHIBIT 99.1

                                                               [LOGO OF NOVELIS]

MEMORANDUM
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To:     Directors and Executive Officers of Novelis Inc.

From:   Bob Virtue

Date:   November 11, 2005

Re:     Notice of Blackout Period

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On November 7, 2005, Novelis Inc. (the "Company") announced its intention to delay the release of third quarter 2005 results and restate its previously issued financial statements for the first and second quarters of 2005. As a result, the registration statement on Form S-8 that registered shares of the Company's common stock that are acquired pursuant to the employee benefit plans set forth below will not be available for use until all necessary restatements and all past-due periodic reports required to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are filed with the Securities and Exchange Commission (the "Commission").

Consequently, the Company must suspend purchases of its common stock (the "Blackout") by participants in the Alcancorp Employees' Savings Plan and the Alcancorp Hourly Employees' Savings Plan (the "Existing Plans"). The Blackout is in addition to the restrictions to which participants in the Existing Plans will be subject in connection with the Company's adoption of new employee benefit plans (the "New Plans," and together with the Existing Plans, the "Plans") and transition of participants from the Existing Plans to the New Plans, as described in the Company's Current Report on Form 8-K filed with the Commission on November 3, 2005. The New Plans will be subject to the Blackout if the New Plans are adopted and the transition of participants from the Existing Plans to the New Plans occurs prior to the end of the Blackout Period (as defined below).

The Blackout only prevents participants from making additional investments in the Company's common stock through the Plans. Participants will still be able to direct their existing account balances out of the Company's common stock fund into the other investment options offered under the Plans.

The Blackout will begin on November 11, 2005 and is anticipated to end at 4:00 p.m. Eastern time on the day on which all necessary restatements and all past-due periodic reports required to be filed under the Exchange Act are filed with the Commission (the "Blackout Period"). During the Blackout Period, you may obtain information regarding whether the Blackout Period has ended by contacting David Kennedy at the phone number or address below. You will be informed if the timing of the Blackout Period changes.

As a director or executive officer of the Company, you are subject to the restrictions imposed by Section 306(a) of the Sarbanes-Oxley Act of 2002, which prohibits certain transactions involving Company securities during the Blackout Period. Subject to certain exceptions, during the Blackout Period, you are not permitted to, directly or indirectly, purchase, sell or otherwise acquire or transfer any equity securities of the Company that you acquired in connection with your service or employment as a director or executive officer. In accordance with the unforeseeable circumstances exemption under Section 306(a) of Sarbanes-Oxley, the Company hereby determines that it is unable to give advance notice of the Blackout Period to you.

In addition, all transactions still remain subject to the provisions of the Company's insider trading policy. As a reminder, due to the restatement of financial statements and delay in the release of the Company's third quarter 2005 financial results, you are currently prohibited from entering into any transactions in Company securities until the Company notifies you that the trading window has opened.

If you have any questions regarding this notice or whether a transaction involving Company securities is prohibited during the Blackout Period, please contact me by phone at 404-814-4214 or by mail at Novelis Inc., 3399 Peachtree Road NE, Suite 1500, Atlanta, Georgia 30326.